                                                                    EXHIBIT 11


                               COMPUTATION OF PER SHARE EARNINGS




                                                             Year ended                          Three-month period ended
                                                             December 31                                March 31
                                             ----------------------------------------------------------------------------
                                                1994           1995          1996              1996                1997
                                             ----------------------------------------------------------------------------
PRIMARY
    Average shares outstanding                5,282,365      5,282,365     5,282,365         5,282,365          5,282,365
    Net effect of anti-dilutive stock
      options and deferred
      compensation arrangements
      based on the treasury stock
      method using the estimated
      initial public offering price             426,346        426,346       426,346           426,346            426,346
    Net effect of anti-dilutive
      warrants based on the
      treasury stock method using
      the estimated initial public
      offering price                            270,832        270,832       270,832           270,832            270,832
                                             ----------------------------------------------------------------------------
Total                                         5,979,543      5,979,543     5,979,543         5,979,543          5,979,543
                                             ============================================================================

Net loss                                     $ (152,576)   $(1,226,436)  $(6,119,637)      $  (824,798)       $  (469,322)
                                             ============================================================================

Per share loss                                   $(0.03)        $(0.21)       $(1.02)           $(0.14)            $(0.08)
                                             ============================================================================

FULLY DILUTED
    Average shares outstanding                5,282,365      5,282,365     5,282,365         5,282,365          5,282,365
    Assumed issuance of
      contingent shares                          79,805         79,805        79,805            79,805             79,805
    Net effect of anti-dilutive stock
      options and deferred
      compensation arrangements
      based on the treasury stock
      method using the estimated
      initial public offering price             426,346        426,346       426,346           426,346            426,346
    Net effect of anti-dilutive
      warrants based on the
      treasury stock method using
      the estimated initial public
      offering price                            270,832        270,832       270,832           270,832            270,832
                                             ----------------------------------------------------------------------------
Total                                         6,059,348      6,059,348     6,059,348         6,059,348          6,059,348
                                             ============================================================================

Net loss                                     $ (152,576)   $(1,226,436)  $(6,119,637)      $  (824,798)       $  (469,322)
                                             ============================================================================
                                                 $(0.03)        $(0.20)        $(1.01)          $(0.14)            $(0.08)
Per share loss                               ============================================================================